UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 21, 2008

Loreto Resources Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-140148	20-5308449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1266 1st Street, Suite 4 Sarasota, FL 34236
(Address of principal executive offices) (Zip Code)

(941) 365-5081
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On July 21, 2008, Magdalena Cruz, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of Loreto Resources Corporation (“we,” “us” or the “Company”), submitted to us a letter of resignation from her positions as President and Chief Executive Officer effective immediately. Ms. Cruz’s resignation from these positions did not result from any disagreement between her and us. Ms. Cruz will remain our Chief Financial Officer, Treasurer and Secretary.

(e) On July 21, 2008, we entered into an employment agreement (the “Employment Agreement”) with Luis F. Saenz pursuant to which Mr. Saenz will serve as our President and Chief Executive Officer (“CEO”) beginning July 21, 2008.

Mr. Saenz also became a member of the Board of Directors of the Company (the “Board”) as of  July 21, 2008.

Mr. Saenz is 37 years old.

Pursuant to the Employment Agreement, Mr. Saenz’s base annual compensation has been set at $250,000, which amount shall be paid in accordance with our customary payroll practices and may be increased annually at the discretion of the Board. This annual compensation shall be paid in equal monthly installments in Peruvian Nuevo Sols (“PEN”). The exchange rate used to calculate Mr. Saenz’s monthly salary payment will be calculated each month and shall neither exceed a maximum of PEN 2.9 nor be less than a minimum of PEN 2.5. This minimum/maximum range will be adjusted at the end of each calendar year based upon changes in the consumer price index in Peru.

In addition, Mr. Saenz is eligible to receive an annual cash bonus of up to fifty percent (50%) of his applicable base salary. Mr. Saenz’s annual bonus (if any) shall be in such amount (up to the limit stated above) as the Board may determine in its sole discretion, based upon Mr. Saenz’s achievement of certain performance milestones to be established annually by the Board in discussion with Mr. Saenz (the “Milestones”). For the first year of employment, in the event the Board and Mr. Saenz are unable to agree to Milestones acceptable to both, the amount of Mr. Saenz’s bonus shall be determined by the Board on a discretionary basis.

We have also agreed to reimburse Mr. Saenz for his reasonable costs relating to his relocation to Lima Peru not to exceed a maximum of $20,000 unless Mr. Saenz receives prior approval from us for any additional amounts.

As of July 21, 2008, we granted Mr. Saenz an option to purchase an aggregate of 1,550,000 shares of our common stock (the “Common Stock”) under our 2008 Equity Incentive Plan. This option shall vest in three equal annual installments beginning on the first anniversary of today’s date and shall be exercisable at a price equal to the fair market value per share of our Common Stock on the date hereof as reasonably determined by our Board.

The initial term of the Employment Agreement expires on July 21, 2009; provided, however, that the Employment Agreement shall automatically renew for additional one (1) year terms thereafter, unless either party provides notice to the other party of its intent not to renew such Employment Agreement not less than thirty (30) days prior to the expiration of the then-current term or unless the Employment Agreement is terminated earlier in accordance with its terms.

         In the event of a termination of employment “without cause” (as defined in the Employment Agreement) by the Company during the first 12 months following July 21, 2008, Mr. Saenz shall receive: (i) twelve (12) months of his base salary; plus (ii) to the extent the Milestones are achieved or, in the absence of Milestones, the Board has, in its sole discretion, otherwise determined an amount for Mr. Saenz’s bonus for the initial 12 months of his employment, a pro rata portion of his annual bonus for the initial 12 months of his employment, to be paid to him on the date such annual bonus would have been payable to him had he remained employed by the Company; plus (iii) any other accrued compensation and Benefits (as defined in the Employment Agreement). In the event of a termination of employment by Mr. Saenz for “good reason”(as defined in the Employment Agreement), Mr. Saenz shall receive: (i) twelve (12) months of his then in effect base salary, subject to his compliance with the non-competition, non-solicitation and confidentiality provisions of the Employment Agreement. All of the foregoing shall be payable in accordance with the Company’s customary payroll practices then in effect.

 Further, in the event of the termination of Mr. Saenz’s employment in connection with a Change of Control (as defined in the Employment Agreement), without cause by the Company within 12 months of July 21, 2008, or by Mr. Saenz for good reason, any options then held by Mr. Saenz that have not already vested in accordance with their terms shall immediately vest and become exercisable as of the date of such termination and Mr. Saenz shall have six (6) months from the date of termination to exercise any or all such options.

The Employment Agreement also provides that Mr. Saenz shall not: (i) during his employment and for a period of one (1) year following the termination of his employment, unless such employment is terminated by us for cause or by him for no reason, directly or indirectly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend any credit to, or render services or advice to, any business, firm, corporation, partnership, association, joint venture or other entity that engages or conducts any business the same as or substantially similar to the business or currently proposed to be engaged in or conducted by the Company and/or any of its affiliates, including its planned Peru subsidiary, in South America or included in the future strategic plan of the business of the Company, anywhere within the United States of America or South America; provided, however, that Mr. Saenz may own less than 5% of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) including those engaged in the mining business, other than any such enterprise with which the Company competes or is currently engaged in a joint venture, if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; and provided, further, that solely with the prior approval of the Company, the Executive may participate in the activities of an enterprise in the commercial banking industry or mining consultancy business; (ii) during his employment and for a period of one (1) year following the termination of his employment, solicit any of our current and/or future employees to leave our employ, or solicit or attempt to take away any customers of the Company or any of our affiliates; or (iii) during his employment and thereafter, disclose, directly or indirectly, any confidential information of the Company to any third party, except as may be required by applicable law or court order, in which case the executive must promptly notify the Company so as to allow us to seek a protective order if the Company so elects.

Other than as described above, during the last two years there have been no transactions, or proposed transactions, to which we were or are a party, in which Mr. Saenz had or is to have a direct or indirect material interest.

(c) Exhibits:

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated July 21, 2008 by and between Loreto Resources Corporation and Luis F. Saenz
10.2	Stock Option Agreement dated July 21, 2008 between Loreto Resources Corporation and Luis F. Saenz
99.1	Press release issued by Loreto Resources Corporation on July 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loreto Resources Corporation

Date:	July 22, 2008	By:	/s/ Luis F. Saenz
Luis F. Saenz, President